UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 11, 2005

Limited Brands, Inc.
(Exact Name of Registrant
as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8344	31-1029810
(Commission File Number)	(IRS Employer Identification No.)

Three Limited Parkway
Columbus, OH	43230
(Address of Principal Executive Offices)	(Zip Code)

(614) 415-7000 Registrant’s telephone number, including area code:

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 11, 2005 the Compensation Committee of the Board of Directors determined that the payouts under the Company’s Fall 2004 Incentive Compensation Program for the named executive officers were as follows: Mr. Wexner, $1,070,323; Mr. Schlesinger, $565,531; Ms. Hailey, $359,100; Mr. Giresi, $184,680; and Mr. Stritzke $472,500.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMITED BRANDS, INC.

		By:	/s/ Douglas L. Williams

		Name:	Douglas L. Williams
Date:	February 16, 2005	Title:	Authorized Officer